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                                     BYLAWS

                                       OF

                        AMERITRADE  HOLDING  CORPORATION


                                    ARTICLE I

                                     OFFICES

     The Corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose business office is identical with such registered office, and may have other offices within or without the State.

                                   ARTICLE II

                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held each year at such time as the Board of Directors may designate for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by or at the request of the Chief Executive Officer or the President or by the Secretary at the request of a majority of the Board of Directors or the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or for any special meeting of stockholders.

     SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation, or sale, lease or exchange of all or substantially all of the Corporation's assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the Chief Executive Officer, the President or the Secretary to each stockholder of record entitled to vote at such meeting.
If mailed, such notice shall be deemed to be delivered when deposited in the



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United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and for a meeting of stockholders, not less than ten
(10) days, or in the case of a merger or consolidation, or sale, lease or exchange of all or substantially all of its assets, not less than twenty (20) days before the date of such meeting. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof unless the Board of Directors otherwise provides.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before any meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder. Such list shall be kept on file at a place within the city where the meeting is to be held for a period of ten (10) days prior to the meeting and shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the Corporation entitled to vote on any matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware (as now in effect or as amended from


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time to time, the "Act"), the Certificate of Incorporation or these bylaws.  At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 8. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     SECTION 9. VOTING OF SHARES. Unless otherwise provided in the Certificate of Incorporation or these bylaws, each outstanding share shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of stockholders.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business of the Corporation shall be managed by or under the direction of its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation initially shall be three (3) and subsequently shall be determined by resolution of the Board of Directors; provided that the number of directors shall not be less than three (3). Each director shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

     SECTION 3. REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of stockholders. The Board of Directors may fix the time and place for holding of additional regular meetings without notice.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or the President or by the Secretary at the request of a majority of the Board of Directors. The Chief Executive Officer, the President or the Secretary may fix any place as the place for holding any special meeting of the Board of Directors.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least one (1) business day previous thereto by written notice or telephonically (if confirmed promptly in writing) to each director at his or her business address. If mailed, such notice shall be deemed to be delivered three (3) days after deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director


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at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. Unless otherwise provided in the Certificate of Incorporation, a majority of the number of directors fixed by these bylaws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at such meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, the Certificate of Incorporation or these bylaws.

     SECTION 8. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 9. RESIGNATION OF DIRECTORS. A director may resign at any time upon written notice to the Board of Directors, its chairman, if any, or to the Chief Executive Officer, the President or Secretary.

     SECTION 10. VACANCIES. Unless otherwise provided in the Certificate of Incorporation, any vacancy on the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at the next annual or special meeting of stockholders or by a majority of the Board of Directors prior to such annual or special meeting of stockholders.

     SECTION 11. REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice, and then only the named director


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or directors may be removed at such meeting.  If a director has been elected by a class or series of shares, he or she may be removed only by the stockholders of that class or series.

     SECTION 12. TELEPHONE MEETINGS. Members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of the Board or such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     SECTION 13. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be, and filed with the minutes of the Board or committee. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

     SECTION 14. COMMITTEES. A majority of the Board of Directors may by resolution create one or more committees and appoint members of the Board to serve on any one or more of such committees. Each committee shall have two or more members who shall serve at the pleasure of the Board. A majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for committee action. Each committee, to the extent provided by the Board of Directors in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, subject to any restriction contained in the Act. Vacancies in the membership of any committee shall be filled by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board when requested. A committee may act by unanimous consent in writing without a meeting and, subject to action by the Board of Directors, each committee, by a majority vote of its members, shall determine the time and place of meetings and the notice therefor.

     SECTION 15. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors,
officers or otherwise, notwithstanding any director conflict of interest.   By
resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this Section 15 shall preclude any


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director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Treasurer, a Secretary, and such Assistant Treasurers, Assistant Secretaries and other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the annual meeting of the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor has been duly elected and qualified or until his or her earlier resignation or removal. Election of an officer shall not of itself create contract rights. Any officer may resign at any time by giving notice to the Board of Directors or to the Chief Executive Officer, the President or the Secretary. A resignation of an officer need not be accepted in order to be effective.

     SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the direction and control of the Board of Directors, he/she shall, in general: supervise and control the business and affairs of the Corporation; see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and discharge all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these bylaws, he/she may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.


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He/she may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board of Directors.

     SECTION 5. PRESIDENT. The President shall be the principal operating officer of the Corporation. Subject to the direction and control of the Board of Directors, he/she shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time. In the absence of the Chief Executive Officer or in the event of his/her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all of the powers of and be subject to all the restrictions upon the Chief Executive Officer. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these bylaws, he/she may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.



     SECTION 6. VICE PRESIDENT. The Vice President (or in the event there be more than one Vice President, each of the Vice Presidents) shall assist the President in the discharge of his/her duties as the President may direct and shall perform such other duties as from time to time may be assigned to him/her by the Chief Executive Officer, the President or by the Board of Directors. In the absence of the President or in the event of his/her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or by the Chief Executive Officer if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these bylaws, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he/she may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

     SECTION 7. TREASURER. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b)


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have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

     SECTION 8. SECRETARY. The Secretary shall: (a) record the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post-office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign, with the Chief Executive Officer, the President or a Vice President or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these bylaws; (f) have general charge of the stock transfer books of the Corporation; (g) have authority to certify the bylaws, resolutions of the stockholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof, and (h) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the Chief Executive Officer, the President or by the Board of Directors.

     SECTION 9.     ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.   The
Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer, the President or the Board of Directors. The Assistant Secretaries may sign with the Chief Executive Officer, the President, a Vice President or any other officer thereunto authorized by the Board of Directors certificates for shares of the Corporation the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these bylaws. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

     SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.


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                                    ARTICLE V

                    NOMINATION OF DIRECTORS AND PRESENTATION
                       OF BUSINESS AT STOCKHOLDER MEETINGS

     SECTION 1. GENERAL. Only such persons who are nominated in accordance with the procedures set forth in this Article V shall be eligible to serve as directors and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Article V shall be conducted at a meeting of stockholders.

     SECTION 2. NOMINATIONS AND PROPOSALS AT STOCKHOLDER MEETINGS. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder who is a stockholder of record at the time of the giving of notice provided for in this Article V, who is entitled to vote at the meeting of stockholders and who complies with the notice procedures set forth in Section 3. In addition, a stockholder may nominate a person to be a director only if such stockholder would be entitled to vote for such person in the election for such director.

     SECTION 3.     NOTICE PROCEDURES

     (a) For nominations or other business to be properly brought by a stockholder before an annual meeting of stockholders pursuant to subsection (b) of Section 2 of this Article V, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the date of the Corporation's proxy statement regarding the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the date of the preceding year's annual meeting, notice by the stockholder must be so delivered not less than 120 days nor more than 150 days prior to the date of the current year's annual meeting.

     (b) For nominations or other business to be properly brought by a stockholder before a special meeting of stockholders pursuant to subsection (b) of Section 2 of this Article V, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the 60th day prior to such special meeting.

     (c) Each stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information


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relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder as they appear on the Corporation's books, and of such beneficial owner, and (2) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner.

     SECTION 4. DETERMINATION OF COMPLIANCE. The Chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article V and, if any proposed nomination or business is not in compliance with this Article V, to declare that such defective nominations or proposal shall be disregarded.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Each person who at any time is or shall have been a director or officer of this Corporation shall be indemnified by the Corporation and shall be entitled to advancement of expenses by the Corporation in accordance with and to the full extent permitted by the Act. The foregoing right of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Act.

                                   ARTICLE VII

                            SHARES AND THEIR TRANSFER

     SECTION 1. SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. The issued shares of the Corporation shall be represented by certificates or shall be uncertificated shares.


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     Certificates representing shares of the Corporation, if any, shall be signed by or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, and that the Corporation is organized under Delaware law. If the Corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by the Act.

     Unless prohibited by the Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be as identical to those of the holders of certificates representing shares of the same class and series.

     The name and address of each stockholder, the number and class of shares held and the date on which the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be recorded on the books of the Corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made upon surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the Corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the Corporation.


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

     SECTION 3. REPLACEMENT. In case of the loss, destruction, mutilation or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction, mutilation or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed, mutilated or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, and/or to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost, destroyed, mutilated or stolen.

                                  ARTICLE VIII

                                     GENERAL

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 2. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.

     SECTION 3. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 4. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Act, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                   ARTICLE IX

                                   AMENDMENTS

     Unless otherwise provided in the Certificate of Incorporation, these bylaws may be adopted, amended or repealed by the stockholders or the Board of Directors.



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